Exhibit 99.1

Zoës Kitchen Announces First Quarter 2014 Results

PLANO, TX - (BUSINESS WIRE) - June 5, 2014 - Zoe's Kitchen, Inc. ("Zoës Kitchen" or the "Company") (NYSE: ZOES) today reported financial results for the sixteen weeks ended April 21, 2014.

Highlights for the sixteen weeks ended April 21, 2014 as compared to the sixteen weeks ended April 22, 2013:

•	Total revenue increased 47.4% to $46.3 million.

•	Comparable restaurant sales increased 5.7%.

•	Opened 13 Company-owned restaurants and acquired two franchise restaurants.

•	Restaurant contribution increased 53.0% to $9.4 million.

•	Adjusted EBITDA* increased 42.5% to $3.8 million.

•
Net loss was $10.0 million, or $(0.76) per diluted share, for the sixteen weeks ended April 21, 2014, compared to a net loss of $1.4 million, or $(0.11) per diluted share, for the sixteen weeks ended April 22, 2013.

•
Adjusted net loss* was $0.4 million, or $(0.02) per diluted share, for the sixteen weeks ended April 21, 2014, compared to Adjusted net loss of $0.3 million or $(0.01) per diluted share, for the sixteen weeks ended April 22, 2013.

(*) Adjusted EBITDA and Adjusted net loss are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net loss to GAAP net loss and why the Company considers them useful, see the "Reconciliation of Non-GAAP Measures" accompanying this release.

"I’m excited to share the results for first quarter and couldn't be more proud of the team's performance and their commitment to key initiatives. We successfully opened 13 new restaurants while delivering strong growth in comparable restaurant sales and Adjusted EBITDA," said Kevin Miles, President and Chief Executive Officer of Zoës Kitchen. "We’re looking forward to building on this momentum and remain focused on delivering long term shareholder value."

Initial Public Offering
On April 16, 2014, the Company successfully completed its initial public offering ("IPO") of common stock at a price to the public of $15.00 per share. The Company issued 6,708,332 shares of common stock, which included 874,999 shares sold to the underwriters pursuant to their over-allotment option and received net proceeds of approximately $91.0 million after underwriter discounts and commissions and offering expenses. A portion of the proceeds were used to repay all outstanding debt under the Company's term loan and line of credit (the "Credit Facility").

First Quarter 2014 Financial Results
Total revenue, which includes restaurant sales from Company-owned restaurants and royalty fees, increased 47.4% to $46.3 million in the sixteen weeks ended April 21, 2014, from $31.4 million in the sixteen weeks ended April 22, 2013. Restaurant sales for the sixteen weeks ended April 21, 2014 were $46.1 million, an increase of 47.9% from the sixteen weeks ended April 22, 2013.

Comparable restaurant sales increased 5.7% during the sixteen weeks ended April 21, 2014, consisting of a 4.1% increase in traffic and mix, combined with a 1.6% increase in price. The comparable restaurant base includes those restaurants open for 18 periods or longer and included 63 restaurants as of April 21, 2014.

Restaurant contribution increased 53.0% to $9.4 million in the sixteen weeks ended April 21, 2014 from $6.1 million in the sixteen weeks ended April 22, 2013. As a percentage of restaurant sales, restaurant contribution margin increased 70 basis points to 20.3% as the Company benefited from the leverage of strong comparable restaurant sales coupled with improvements in cost of sales.

Net loss for the sixteen weeks ended April 21, 2014 was $10.0 million, or a loss of $(0.76) per diluted share, compared to a net loss of $1.4 million, or a loss of $(0.11) per diluted share, for the sixteen weeks ended April 22, 2013.

Adjusted net loss was $0.4 million, or $(0.02) per diluted share, for the sixteen weeks ended April 21, 2014, compared to Adjusted net loss of $0.3 million, or $(0.01) per diluted share, for the sixteen weeks ended April 22, 2013.

Development
The Company opened 13 new Zoës Kitchen restaurants and acquired two franchised restaurants during the sixteen weeks ended April 21, 2014. As of April 21, 2014, there were 109 Company-owned restaurants and six franchised restaurants. As of June 5, 2014, the Company has opened five additional Company-owned restaurants bringing the total restaurant count to 120.

FY 2014 Outlook
For the year ending December 29, 2014, the Company currently expects the following:

•	Restaurant sales between $166.0 million and $170.0 million.

•	Royalty and franchise fees of approximately $0.5 million.

•	Comparable restaurant sales growth of 4.0% to 6.0%.

•	28 to 30 Company-owned restaurant openings and acquisition of two franchise restaurants.

•	Restaurant contribution margin between 20.0% and 20.5%.

•	General and administrative expenses between $25.0 million and $25.8 million (inclusive of $6.1 million of equity-based compensation expense and $0.4 million of non-capitalized IPO-related expenses).

Earnings Conference Call
As previously announced, the Company will host a conference call to discuss its first quarter 2014 financial results today at 5:00 PM Eastern Time. Hosting the conference call will be Kevin Miles, President and Chief Executive Officer, and Jason Morgan, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available afterwards and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13582904. The replay will be available until Thursday, June 12, 2014.

The conference call will also be webcast live from the Company’s corporate website at www.zoeskitchen.com under the investor relations section. An archive of the webcast will also be available through the corporate website shortly after the conference call has concluded.

Definitions
The following definitions apply to these terms as used throughout this release:

Comparable restaurant sales represent the change in period-over-period sales comparisons for the comparable Company-owned restaurant base. A restaurant becomes comparable in its 18th full fiscal period of operation. The Company presents comparable restaurant sales on a calendar-adjusted basis that aligns current year sales weeks with comparable sales weeks in the prior year. As a result, our comparable restaurant sales calculation may not correspond exactly to the related fiscal periods.

Restaurant contribution is defined as restaurant sales less restaurant operating costs, which are cost of sales, labor, and store operating expenses. Restaurant contribution margin is restaurant contribution as a percentage of restaurant sales.

EBITDA, a non-GAAP measure, is defined as net loss before interest, income taxes and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus equity-based compensation expense, management and consulting fees, asset disposals, loss on interest cap, loss on extinguishment of debt, non-capitalized IPO-related expenses, and pre-opening costs.

Adjusted net loss, a non-GAAP measure, is defined as net loss adjusted as if the IPO occurred on January 1, 2013. Adjusted net loss is defined as net loss plus equity-based compensation expense, management and consulting fees, loss on extinguishment of debt, Credit Facility interest expense, deferred financing costs, non-capitalized IPO-related expenses, and the provision for income taxes; less previously capitalized interest and an estimated tax rate of 38%.

Adjusted weighted average shares, is based on the number of shares outstanding at the date of the IPO as if all shares had been outstanding as of January 1, 2013. Diluted shares equal basic shares due to the net loss position.

Our first fiscal quarter consists of sixteen weeks and each of our second, third and fourth fiscal quarters consists of twelve weeks, except for a fifty-three week year when the fourth quarter has thirteen weeks.

About Zoës Kitchen
Founded in 1995, Zoës Kitchen is a fast casual restaurant concept serving a distinct menu of fresh, wholesome, Mediterranean-inspired dishes delivered with Southern hospitality. With 120 locations in 15 states across the United States, Zoës Kitchen aims to deliver goodness to its customers by providing simple, tasty and fresh Mediterranean meals, inspired by family recipes, and made from scratch daily.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our final prospectus filed on April 14, 2014, including the sections thereof captioned "Forward-Looking Statements" and "Risk Factors." These filings and future filings are available online at www.sec.gov, www.zoeskitchen.com or upon request from Zoës Kitchen.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net loss, and Adjusted weighted average shares (collectively the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Sixteen Weeks Ended
	April 21, 2014	April 22, 2013
Revenue:
Restaurant sales	$46,118	$31,190
Royalty fees	148	189
Total revenue	46,266	31,379
Restaurant operating costs:
Cost of sales (excluding depreciation and amortization)	14,920	10,289
Labor	13,100	8,835
Store operating expenses	8,748	5,955
General and administrative expenses (1)	12,268	3,693
Depreciation	2,413	1,545
Amortization	468	421
Pre-opening costs	816	496
Loss from disposal of equipment	13	49
Total operating expenses	52,746	31,283
Income (loss) from operations	(6,480)	96
Other expenses:
Interest expense, net	1,659	1,216
Loss on extinguishment of debt	978	—
Loss on interest cap	6	24
Total other expenses	2,643	1,240
Loss before provision for income taxes	(9,123)	(1,144)
Provision for income taxes	865	247
Net loss	$(9,988)	$(1,391)
Net loss per share:
Basic	$(0.76)	(0.11)
Diluted	$(0.76)	$(0.11)
Weighted average shares of common stock outstanding:
Basic	13,220,268	12,561,414
Diluted	13,220,268	12,561,414

(1) The sixteen weeks ended April 21, 2014 includes $6.1 million of equity-based compensation expense and $0.4 million of non-capitalized IPO-related expenses.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
Margin Analysis

The following table sets forth the percentage relationship to total revenue, except where otherwise indicated, for certain items included in the Company's consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	Sixteen Weeks Ended
	April 21, 2014	April 22, 2013
Revenue:
Restaurant sales	99.7%	99.4%
Royalty fees	0.3%	0.6%
Total revenue	100.0%	100.0%
Restaurant operating costs (1):
Cost of sales (excluding depreciation and amortization)	32.4%	33.0%
Labor	28.4%	28.3%
Store operating expenses	19.0%	19.1%
General and administrative expenses	26.5%	11.8%
Depreciation	5.2%	4.9%
Amortization	1.0%	1.3%
Pre-opening costs	1.8%	1.6%
Loss from disposal of equipment	—%	0.2%
Total operating expenses	114.0%	99.7%
Income (loss) from operations	(14.0)%	0.3%
Other expenses:
Interest expense, net	3.6%	3.9%
Loss on extinguishment of debt	2.1%	—%
Loss on interest cap	—%	0.1%
Total other expenses	5.7%	4.0%
Loss before provision for income taxes	(19.7)%	(3.6)%
Provision for income taxes	1.9%	0.8%
Net loss	(21.6)%	(4.4)%

(1) As a percentage of restaurant sales.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant count data)

	As of
	April 21, 2014	December 30, 2013
Balance Sheet Data:
Cash and cash equivalents	$44,517	$1,149
Total assets	169,567	119,937
Total debt (1)	18,880	61,293
Total liabilities	48,819	86,358
Total stockholders' equity	120,748	33,579

(1) Includes $18.9 million and $19.9 million of deemed landlord financing as of April 21, 2014 and April 22, 2013, respectively.

	Sixteen Weeks Ended
	April 21, 2014	April 22, 2013
Selected Operating Data:
Company-owned restaurants at end of period	109	76
Franchise-owned restaurants at end of period	6	8
Company-owned:
Comparable restaurant sales	5.7%	10.4%
Units in the comparable base	63	43

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP presentation)
(in thousands)

	Sixteen Weeks Ended
	April 21, 2014	April 22, 2013

Adjusted EBITDA:
Net loss, as reported	$(9,988)	$(1,391)
Depreciation and amortization	2,881	1,966
Interest expense, net	1,659	1,216
Provision for income taxes	865	247
EBITDA	(4,583)	2,038
Asset disposals and loss on interest cap (1)	19	73
Management and consulting fees (2)	113	62
Equity-based compensation expense	6,120	31
Loss on extinguishment of debt	978	—
Pre-opening costs (3)	816	496
IPO-related expenses (4)	384	—
Adjusted EBITDA	$3,847	$2,700

(1) Represents costs related to gain or loss on disposal of property and equipment and loss on interest cap.
(2) Represents fees payable to Brentwood Associates pursuant to the Corporate Development and Administrative Services Agreement dated October 31, 2007, and fees payable to Greg Dollarhyde pursuant to a consulting agreement entered into on March 22, 2011. Both agreements were terminated prior to the completion of the IPO.

(3) Represents expenses directly associated with the opening of new restaurants that are incurred prior to opening, including pre-opening rent.
(4) Represents fees and expenses that were incurred, but not capitalized, in relation to our IPO completed on April 16, 2014.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Loss to Adjusted Net Loss (non-GAAP presentation)
(in thousands, except share and per share data)

	Sixteen Weeks Ended
	April 21, 2014	April 22, 2013

Adjusted net loss:
Net loss, as reported	$(9,988)	$(1,391)
Credit Facility interest expense (1)	787	580
Capitalized interest (2)	(38)	(32)
Loss on extinguishment of debt (3)	978	—
Deferred financing expense (4)	77	60
Management fees (5)	113	62
Equity-based compensation expense (6)	6,120	31
IPO-related expenses (7)	384	—
Provision for income taxes (8)	865	247
Pre-tax Adjusted net loss	(702)	(443)
Estimated tax benefit (8)	(267)	(168)
Adjusted net loss	$(435)	$(275)

Adjusted net loss per share:
Basic	$(0.02)	(0.01)
Diluted	$(0.02)	$(0.01)
Adjusted weighted average shares outstanding:
Basic (9)	19,269,746	19,269,746
Diluted (9)	19,269,746	19,269,746

(1) Represents interest expensed on outstanding balances for the Credit Facility. Adjusted effect shown as if balance was repaid as of January 1, 2013.
(2) Represents capitalized interest on capital projects that would not have been incurred due to repayment of the Credit Facility.
(3) Represents the remaining deferred financing costs, loan administrative fee, and interest rate contract that were written off with the repayment of the Credit Facility.
(4) Represents the deferred financing expense associated with our Credit Facility.
(5) Represents fees payable to Brentwood Associates pursuant to the Corporate Development and Administrative Services Agreement dated October 31, 2007, and fees payable to Greg Dollarhyde pursuant to a consulting agreement entered into on March 22, 2011. Both agreements were terminated prior to the completion of the IPO.

(6) Represents equity-based compensation expense associated with the accelerated vesting of stock and stock options at the date of the IPO.
(7) Represents IPO-related expenses that were not capitalized as part of the transaction. The expenses include legal, accounting and other expenses directly related to the IPO.
(8) For comparability the provision for taxes is added back to arrive at pre-tax Adjusted net loss; then an estimated 38% tax rate is applied to arrive at Adjusted net loss.
(9) Basic shares are based on the number of shares outstanding at the date of the offering as if all shares had been outstanding as of January 1, 2013. Diluted shares equal basic shares due to the net loss position.